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EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-58561) of Hines Horticulture, Inc. of our report dated March 27, 2002 relating to the financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Orange County, California
March 27, 2002